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                          REVOLVING CREDIT AGREEMENT


                         dated as of November 15, 1996


                                     among


                      ERP OPERATING LIMITED PARTNERSHIP,


                           THE BANKS LISTED HEREIN,


                                      and


                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                 as Lead Agent

                                      and


                           BANK OF AMERICA ILLINOIS,
                               as Co-Lead Agent


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                               TABLE OF CONTENTS
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                                   ARTICLE I
                                  DEFINITIONS

SECTION  1.1   Definitions.................................................   1
         1.2   Accounting Terms and Determinations.........................  30
         1.3   Types of Borrowings.........................................  30

                                   ARTICLE II
                                  THE CREDITS

SECTION  2.1   Commitments to Lend.........................................  31
         2.2   Notice of Borrowing.........................................  31
         2.3   Money Market Borrowings.....................................  31
         2.4   Notice to Banks; Funding of Loans...........................  37
         2.5   Notes.......................................................  38
         2.6   Method of Electing Interest Rates...........................  39
         2.7   Interest Rates..............................................  41
         2.8   Fees........................................................  43
         2.9   Maturity Date...............................................  44
         2.10  Mandatory Prepayment........................................  44
         2.11  Optional Prepayments........................................  45
         2.12  General Provisions as to Payments...........................  46
         2.13  Funding Losses..............................................  47
         2.14  Computation of Interest and Fees............................  48
         2.15  Use of Proceeds.............................................  48

                                  ARTICLE III
                                   CONDITIONS

SECTION  3.1   Closing.....................................................  48
         3.2   Borrowings..................................................  51

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION  4.1   Existence and Power.........................................  52
         4.2   Power and Authority.........................................  52
         4.3   No Violation................................................  53
         4.4   Financial Information.......................................  53
         4.5   Litigation..................................................  54
         4.6   Compliance with ERISA.......................................  54
         4.7   Environmental Matters.......................................  55
         4.8   Taxes.......................................................  55
         4.9   Full Disclosure.............................................  55

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         4.10  Solvency....................................................  56
         4.11  Use of Proceeds; Margin Regulations.........................  56
         4.12  Governmental Approvals......................................  56
         4.13  Investment Company Act; Public Utility Holding
                 Company Act...............................................  56
         4.14  Principal Offices...........................................  57
         4.15  REIT Status.................................................  57
         4.16  Patents, Trademarks, etc....................................  57
         4.17  Ownership of Property.......................................  57
         4.18  No Default..................................................  57
         4.19  Licenses, etc...............................................  57
         4.20  Compliance With Law.........................................  58
         4.21  No Burdensome Restrictions..................................  58
         4.22  Brokers' Fees...............................................  58
         4.23  Labor Matters...............................................  58
         4.24  Insurance...................................................  58
         4.25  Organizational Documents....................................  59
         4.26  Qualifying Unencumbered Properties..........................  59

                                   ARTICLE V
                       AFFIRMATIVE AND NEGATIVE COVENANTS

SECTION  5.1   Information.................................................  59
         5.2   Payment of Obligations......................................  63
         5.3   Maintenance of Property; Insurance; Leases..................  64
         5.4   Conduct of Business and Maintenance of Existence............  64
         5.5   Compliance with Laws........................................  64
         5.6   Inspection of Property, Books and Records...................  65
         5.7   Existence...................................................  65
         5.8   Financial Covenants.........................................  65
         5.9   Restriction on Fundamental Changes..........................  67
         5.10  Changes in Business.........................................  68
         5.11  Margin Stock................................................  69
         5.12  Hedging Requirements........................................  69
         5.13  EQR Status..................................................  69

                                   ARTICLE VI
                                    DEFAULTS

SECTION  6.1   Events of Default...........................................  71
         6.2   Rights and Remedies.........................................  74
         6.3   Notice of Default...........................................  75

                                  ARTICLE VII
                                   THE AGENTS

SECTION  7.1   Appointment and Authorization...............................  75

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         7.2   Agency and Affiliates.......................................  75
         7.3   Action by Lead Agent and Co-Lead Agent......................  76
         7.4   Consultation with Experts...................................  76
         7.5   Liability of Lead Agent and Co-Lead Agent...................  76
         7.6   Indemnification.............................................  77
         7.7   Credit Decision.............................................  77
         7.8   Successor Lead Agent or Co-Lead Agent.......................  77
         7.9   Consents and Approvals......................................  78

                                  ARTICLE VIII
                            CHANGE IN CIRCUMSTANCES

SECTION  8.1   Basis for Determining Interest Rate Inadequate or
                 Unfair....................................................  79
         8.2   Illegality..................................................  80
         8.3   Increased Cost and Reduced Return...........................  81
         8.4   Taxes.......................................................  83
         8.5   Base Rate Loans Substituted for Affected
                 Euro-Dollar Loans.........................................  86

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION  9.1   Notices.....................................................  86
         9.2   No Waivers..................................................  87
         9.3   Expenses; Indemnification...................................  87
         9.4   Sharing of Set-Offs.........................................  89
         9.5   Amendments and Waivers......................................  90
         9.6   Successors and Assigns......................................  91
         9.7   Collateral..................................................  93
         9.8   Governing Law; Submission to Jurisdiction...................  93
         9.9   Counterparts; Integration; Effectiveness....................  94
         9.10  Waiver of Jury Trial........................................  94
         9.11  Survival....................................................  94
         9.12  Domicile of Loans...........................................  94
         9.13  Limitation of Liability.....................................  94
         9.14  Recourse Obligation.........................................  95
         9.15  Confidentiality.............................................  95
         9.16  Bank's Failure to Fund......................................  95

Schedule 4.6 - ERISA Plans
Schedule 4.17 - Real Property
Schedule 5.13(c)(i) - EQR Investments
Schedule 5.13(c)(2) - EQR Property
Exhibit A - Form of Note
Exhibit B - Form of Money Market Quote Request
Exhibit C - Form of Invitation for Money Market Quote
Exhibit D - Form of Money Market Quote
Exhibit E - Assignment and Assumption Agreement
Exhibit F - Qualifying Unecumbered Properties

                          REVOLVING CREDIT AGREEMENT


          THIS REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of November 15, 1996 among ERP OPERATING LIMITED PARTNERSHIP (the "Borrower"), the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Lead Agent, and BANK OF AMERICA ILLINOIS, as Co-Lead Agent.


                              W I T N E S S E T H
                              - - - - - - - - - -

                     The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

          "Accommodation Obligations" as applied to any Person, means any obligation, contingent or otherwise, of that Person in respect of which that Person is liable for any Indebtedness or other obligation or liability of another Person, including without limitation and without duplication (i) any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received and (ii) any obligation of such Person arising through such Person's status as a general partner of a general or limited partnership with respect to any Indebtedness, obligation or liability of such general or limited partnership.

          "Adjusted Asset Value" means, with respect to any Person or Property,
(i) for any Property for which an acquisition or disposition has not occurred in the Fiscal Quarter most recently ended by the Borrower or a Financing Partnership, the product of four (4) and a fraction, the numerator of which is EBITDA for such Fiscal Quarter attributable to such Property in a manner reasonably acceptable to Lead Agent for the Fiscal Quarter most recently ended, and the denominator of which is the FMV Cap Rate, plus (ii) for any Property which has been acquired by the Borrower or a Financing Partnership in the Fiscal Quarter most recently ended, the Net Price of the Property paid by Borrower or a Financing Partnership for such Property.

          "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(b).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Lead Agent and submitted to the Lead Agent (with a copy to the Borrower and the Co-Lead Agent) duly completed by such Bank.

          "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

          "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Lead Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Applicable Margin" means, with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. In the event that Borrower receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two (2) highest ratings, provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's. In the event that only one of the Rating Agencies shall have set Borrower's Credit Rating, then the Applicable Margin shall be based on such rating only.

Range of                  Applicable
Borrower's                Margin for                        Applicable
Credit Rating             Base Rate                       Margin for Euro
(S&P/Moody's                Loans                          Dollar Loans
Ratings)                (% per annum)                      (% per annum)
--------                -------------                      -------------
Non-Invest-
ment Grade                  0.0                                1.125

BBB-/Baa3                   0.0                                0.950

BBB/Baa2                    0.0                                0.750

BBB+/Baa1                   0.0                                0.625

A-/A3
or better                   0.0                                0.550

          "Approved Bank" shall mean banks which have (i)(a) a minimum net worth of $500,000,000 and/or (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baa1 or higher by Moody's.

          "Assignee" has the meaning set forth in Section 9.6(c).

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

          "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to
Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means ERP Operating Limited Partnership, an Illinois limited partnership.

          "Borrower's Share" means Borrower's or EQR's share of the liabilities of an Investment Affiliate based upon Borrower's or EQR's percentage ownership of such Investment Affiliate, as the case may be.

          "Borrowing" has the meaning set forth in Section 1.3.

          "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Cap Rate" means the Treasury Rate plus 2.8%.

          "Capital Reserve" shall mean, for any period, $62.50 for each Fiscal Quarter to occur during such period.

          "Cash and Cash Equivalents" shall mean (i) cash, (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities, (iv) time deposits, Domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA by S&P and/or Aa2 by Moody's and/or guaranteed by an Aa rating by Moody's, a AA rating by S&P or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), (vii) repurchase agreements with major banks and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, and (viii) real estate loan pool participations, guaranteed by an AA rating given by S&P or Aa2 rating given by Moody's or better rated credit.

          "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Lead Agent and the Co-Lead Agent.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

          "Co-Lead Agent" shall mean Bank of America Illinois in its capacity as Co-Lead Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "Committed Borrowing" has the meaning set forth in Section 1.3.

          "Committed Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof (and, for each Bank which is an Assignee, the amount set forth in the Assignment and

Assumption Agreement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.10(c) or in connection with an assignment to an Assignee.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower in accordance with GAAP.

          "Consolidated Tangible Net Worth" means at any date the consolidated partner's capital plus the value of preference units of the Borrower and its Consolidated Subsidiaries (determined on a book basis), less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means with respect to any such intangible assets, the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to June 30, 1996 in the book value of any asset (other than Real Property Assets) owned by the Borrower or a Consolidated Subsidiary and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

          "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 4.4 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

          "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, lease, contract, undertaking, document or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject

(including without limitation any restrictive covenant affecting such Person or any of its properties).

          "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of common stock of EQR or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "Credit Rating" means the rating assigned by the Rating Agencies to Borrower's senior unsecured long term indebtedness.

          "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of EQR, the Borrower or any Investment Affiliate.

          "Debt Service" means, for any period, Interest Expense for such period plus scheduled principal amortization (excluding any individual scheduled principal payment which exceeds 25% of the original principal amount of an issuance of Indebtedness) for such period on all Indebtedness of EQR (calculated as provided in Section 1.2), on a consolidated basis, plus Borrower's Share of scheduled principal amortization for such period on all Indebtedness of Investment Affiliates for which there is no recourse to EQR or Borrower (or any Property thereof), plus, without duplication, EQR's and Borrower's actual or potential liability for principal amortization for such period on all Indebtedness of Investment Affiliates that is recourse to EQR or Borrower (or any Property thereof).

          "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Default Rate" has the meaning set forth in Section 2.6(d).

          "Development Activity" means (a) the development and construction of multiple apartment complexes by the Borrower or any of its Subsidiaries excluding Unimproved Assets, (b) the financing by the Borrower or any of its

Subsidiaries of any such development or construction or (c) the incurrence by the Borrower or any of its Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until completion of development or construction), valued at the cost of such projects under development and construction.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Lead Agent.

          "EBITDA" means, for any period (i) Net Income for such period, plus
(ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Net Income for such period, plus (iii) Interest Expense deducted in the calculation of Net Income for such period, plus, (iv) Taxes deducted in the calculation of Net Income for such period, plus (v) Borrower's Share of distributed earnings of Investment Affiliates for such period, minus
(vi) the gains (and plus the losses) from extraordinary items or asset sales or write-ups or forgiveness of indebtedness included in the calculation of Net Income, for such period, minus (vii) Borrower's Share of accrued income and losses of Investment Affiliates for such period minus (viii) earnings of Subsidiaries for such period distributed to third parties, all of the foregoing without duplication.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

          "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned by the Borrower, either directly or indirectly.

          "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

          "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

          "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

          "EQR" means Equity Residential Properties Trust, a Maryland real estate investment trust, the sole general partner of the Borrower.

          "EQR Guaranty" means the Guaranty of Payment of even date herewith executed by EQR in favor of Lead Agent, Co-Lead Agent and the Banks.

          "EQR 1995 Form 10-K" means EQR's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

          "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Lead Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing.

          "Euro-Dollar Reference Bank" means the principal London offices of the Lead Agent.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.7(b).

          "Event of Default" has the meaning set forth in Section 6.1.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business

Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Lead Agent on such day on such transactions as determined by the Lead Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

          "FFO" means "funds from operations," defined to mean, for any period, Net Income before Borrower's share of the Net Income or loss of any Investment Affiliate, plus any and all cash distributions received by Borrower representing Borrower's Share of the Net Income (plus Borrower's Share of depreciation and amortization expenses of Investment Affiliates) of any Investment Affiliate, plus depreciation and amortization expense for such period and excluding gains (or losses) from Debt Restructurings and sales or other dispositions of Property of the Borrower or any Investment Affiliate.

          "Financing Partnerships" means (i) those subsidiary limited partnerships for which the Borrower is a limited partner with a 1% limited partnership interest, Borrower is a general partner with a 98% general partner interest and a QRS Corporation is a general partner with a 1% general partner interest, (ii) those limited liability companies for which the Borrower is a member with a 99% member interest and a QRS Corporation is a member with a 1% member interest, (iii) those general partnerships in which the Borrower is a general partner with a 99% partnership interest and a QRS Corporation is a general partner with a 1% partnership interest, and (iv) those corporations which are wholly-owned and controlled by the Borrower or an entity described in clause (i), (ii) or (iii) of this definition.

          "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrower and EQR which shall be the twelve (12) month period ending on the last day of December in each year.

          "Fixed Charges" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) the product of the average number of apartment units owned

(directly or beneficially) by Borrower or a Financing Partnership during such period and the Capital Reserve for such Period, (iii) Borrower's Share of the aggregate sum of the product of the average number of apartment units owned (directly or beneficially) by each Investment Affiliate during such period and the Capital Reserve for such period, and (iv) dividends on preferred units payable by Borrower for such period.

          "Fixed Rate Borrowing" has the meaning set forth in Section 1.3.

          "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

          "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

          "FMV Cap Rate" means 9%.

          "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Gross Asset Value" means, with respect to any Person or Property, Adjusted Asset Value plus, in the case of any Person, the value of any Cash or Cash Equivalent owned by such Person and not subject to any Lien.

          "Group of Loans" means, at any time, a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time, or (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

          "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money, (b) all indebtedness, obligations or other liabilities of such Person evidenced by Securities or other similar instruments, (c) all Contingent Obligations of such Person, (d) all reimbursement obligations and other liabilities of such Person with respect to letters of credit or banker's acceptances issued for such Person's account or other similar instruments for which a contingent liability exists, (e) all obligations of such Person to pay the deferred purchase price of Property or services, (f) all obligations in respect of Capital Leases (including ground leases) of such Person, (g) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, (h) all indebtedness, obligations or other liabilities (other than interest expense liability) in respect of Interest Rate Contracts and foreign currency exchange agreements (other than Interest Rate Contracts purchased to hedge Indebtedness), (i) ERISA obligations currently due and payable and (j) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person.

          "Indemnitee" has the meaning set forth in Section 9.3(b).

          "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized (including the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility) of EQR, on a consolidated basis, including without limitation all commissions, discounts and other fees and charges owed with respect to drawn letters of credit, amortized costs of Interest Rate Contracts incurred on or after the Closing Date and the Facility Fees payable to the Banks in accordance with Section 2.8, plus Borrower's Share of accrued, paid or capitalized interest with respect to any Indebtedness of Investment Affiliates for which there is no recourse to EQR or Borrower, plus, without duplication, EQR's and Borrower's actual or potential liability for accrued, paid or capitalized interest with respect to Indebtedness of Investment Affiliates that is recourse to EQR or Borrower calculated for all Fixed Rate Indebtedness, at the actual interest rate in effect with respect to all Indebtedness outstanding as of the last day of such Fiscal

Quarter and in the case of all Floating Rate Indebtedness, the greater of (i)
(A) the Treasury Rate plus 1.75% for taxable Indebtedness and (B) 7.0% for tax-exempt Indebtedness, (ii) the actual rate of interest in effect with respect to such Floating Rate Indebtedness outstanding for which no Interest Rate Contract is in effect as of the last day of such quarter and (iii) if an Interest Rate Contract is in effect with respect to such Floating Rate Indebtedness, the strike rate payable under such Interest Rate Contract, all determined on an annualized basis.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90, or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date (it being understood that the foregoing shall not be deemed to relieve the Borrower of any obligation to pay any amounts otherwise required pursuant to Section 2.13 in connection with such prepayment) and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

(2) with respect to each Base Rate Borrowing and solely for determining when interest is payable on any Base Rate Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified (or deemed specified) in the applicable Notice of Interest Rate Election and ending 30 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b)(i) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Base Rate Loan shall have an Interest Period determined as set forth above.

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of months thereafter as the Borrower may elect in accordance with Section 23; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 14 days or more than 180 days) as the Borrower may elect in accordance with Section 23; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

          "Interest Rate Hedges" has the meaning set forth in Section 5.12.

          "Investment Affiliate" means any Person in whom EQR or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of EQR or Borrower on the consolidated financial statements of EQR and Borrower.

          "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt, or if no such rating has been issued, a "shadow" rating, of BBB- or better from S&P, and a rating or "shadow" rating of Baa3 or better from Moody's. Any such "shadow" rating shall be evidenced by a letter from the applicable Rating Agency or by such other evidence as may be reasonably acceptable to the Lead Agent (as to any such other evidence, the Lead Agent shall present the same to, and discuss the same with, the Banks).

          "Investment Mortgages" means mortgages securing indebtedness directly or indirectly owed to Borrower or any of its Subsidiaries, including certificates of interest in real estate mortgage investment conduits.

          "Invitation for Money Market Quotes" has the meaning set forth in
Section 2.3(c).

          "Lead Agent" shall mean Morgan Guaranty Trust Company of New York in its capacity as Lead Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "Loan Documents" means this Agreement, the Notes and the EQR Guaranty.

          "London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

          "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

          "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely (i) effect the business, operations, properties, assets or financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) impair the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (iii) cause a Default under Sections 5.8, 5.9 or 5.13.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

          "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

          "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be November 15, 1999, unless accelerated pursuant to the terms hereof.

          "Minority Holdings" means partnerships, limited liability companies and corporations held or owned by the Borrower which are not consolidated with Borrower on Borrower's financial statements.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Borrowing" has the meaning set forth in Section 1.3.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Lead Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Article VIII).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.3(d)(2).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

          "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

          "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "Multifamily Residential Property Mortgages" means Investment Mortgages issued by any Person engaged primarily in the business of developing, owning, and managing multifamily residential property.

          "Multifamily Residential Property Partnership Interests" means partnership or joint venture interests issued by any Person (other than a Financing Partnership) engaged primarily in the business of developing, owning, and managing multifamily residential property.

          "Net Income" means, for any period, the net earnings (or loss) after Taxes of the Borrower, on a consolidated basis, for such period calculated in conformity with GAAP.

          "Net Offering Proceeds" means all cash or other assets received by EQR or Borrower as a result of the sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, limited liability company interests, Convertible Securities or other ownership or equity interests in EQR or Borrower less customary costs and discounts of issuance paid by EQR or Borrower, as the case may be.

          "Net Operating Income" means, for any period with respect to any Property owned (directly or beneficially) by Borrower or a Financing Partnership, the net operating income of such Property (attributed to such Property in a manner reasonably acceptable to Agent) for such period (i) determined in accordance with GAAP, (ii) determined in a manner which is consistent with the past practices of EQR and Borrower, and (iii) inclusive of an allocation of reasonable management fees and administrative costs to each Property consistent with the past practices of EQR and Borrower, except that, for purposes of determining Net Operating Income, income shall not (a) include security or other deposits, lease termination or other similar charges, delinquent rent recoveries, unless previously reflected in reserves, or any other items deemed by Lead Agent to be of a non-recurring nature or (b) be reduced by depreciation or amortization.

          "Net Price" means, with respect to the purchase and sale of any Property, without duplication, (i) Cash and Cash Equivalents paid as consideration for such purchase or sale, plus (ii) the principal amount of any note received or other deferred payment to be made in connection with such purchase or sale (except as described in clause (iv) below), plus (iii) the value of any other considerations delivered in connection with such purchase or sale (including, without limitation, shares of beneficial interest in EQR and OP Units or Preferred OP Units (as defined in Borrower's partnership agreement)) (as reasonably determined by Lead Agent), minus (only in the case of a sale)
(iv) the value of any consideration deposited into escrow or subject to disbursement or claim upon the occurrence of any event, minus (only in the case of a sale) (v) the value of any consideration required to be paid to any Person other than the Borrower and its Subsidiaries owning a beneficial interest in such Property, minus (vi) reasonable costs of sale and taxes paid or payable in connection with such purchase or sale.

          "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

          "Non-Multifamily Residential Property" means Property which is not (i) used for lease, operation or use as a multifamily residential property, (ii) Unimproved Assets, (iii) Securities, (iv) Multifamily Residential Property Mortgages, or (v) Multifamily Residential Property Partnership Interests.

          "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or EQR as a general partner of such partnership); provided, however, that personal recourse of Borrower or EQR for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

          "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Borrowing (as defined in Section 2.4).

          "Notice of Interest Rate Election" has the meaning set forth in
Section 2.6.

          "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Lead Agent, Co-Lead Agent or any Bank under or in connection with this Agreement or any other Loan Document.

          "Other Indebtedness" means all Indebtedness other than the Obligations.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 9.6(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Period Fraction" means with respect to any period of time, a fraction, the numerator of which is the actual number of days in such period, and the denominator of which is three hundred and sixty (360).

          "Permitted Holdings" means Unimproved Assets, Development Activity, Securities, Non-Multifamily Residential Property and Investment Mortgages, but only to the extent permitted in Section 5.8.

          "Permitted Liens" means:

          a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

          b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

          c. deposits made in the ordinary course of business to secure liabilities to insurance carriers;

          d.  Liens for purchase money obligations for equipment; provided that
     (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

          e. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies for any of Borrower's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

          f. Liens and judgments which have been or will be bonded or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against ERQ, Borrower, or any Subsidiary; and

          g. Liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by the Lead Agent in New York City from time to time as its Prime Rate.

          "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

          "Property Income" means, when used with respect to any Real Property Asset, annual contractual rents (other than prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent), in effect as of the last day of a quarter in accordance with the applicable leases, but provided that if any tenant is more than 60 days in arrears in the payment of base or fixed rent as of the last day of a quarter, the annual contractual rents payable pursuant to such tenant's lease shall not constitute "Property Income".

          "Qualifying Unencumbered Property" means any Property from time to time which (i) is an operating multifamily residential property wholly-owned (directly or beneficially) by Borrower or a Financing Partnership, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property.

          "QRS Corporation" means those qualified EQR subsidiaries wholly owned by EQR.

          "Rating Agencies" means, collectively, S&P and Moody's.

          "Real Property Assets" means as of any time, the real property assets (including interests in participating mortgages in which the Borrower's interest therein is characterized as equity according to GAAP) owned directly or indirectly by the Borrower and the Consolidated Subsidiaries at such time.

          "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Secured Debt" means Indebtedness, the payment of which is secured by a Lien on any Property owned or leased by EQR, Borrower, or any Subsidiary.

          "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the obligations.

          "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

          "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

          "Term" has the meaning set forth in Section 2.9.

          "Termination Event" shall mean (i) a "reportable event, as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA.

          "Total Liabilities" means, as of the date of determination and without duplication, all Indebtedness of EQR (calculated as provided in Section 1.2), on a consolidated basis, plus Borrower's Share of all Indebtedness of Investment Affiliates for which there is no recourse to EQR or Borrower (or any Property thereof) plus the actual or potential liability of EQR, Borrower or any Subsidiary for any Indebtedness of Investment Affiliates that is recourse to EQR or Borrower (or Property thereof) plus accounts payable incurred in the ordinary course of business.

          "Treasury Rate" means, as of any date, a rate equal to the annual yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15--Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Lead Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

          "Unencumbered Asset Value" means (i) a fraction, the numerator of which is the product of four (4) and the aggregate Unencumbered Net Operating Income for the most recently ended Fiscal Quarter which is attributable (in a manner reasonably acceptable to Lead Agent) to Qualifying Unencumbered Properties owned (directly or beneficially) by the Borrower or any Financing Partnership (exclusive of Unimproved Assets) for the entire Fiscal Quarter and the denominator of which is the FMV Cap Rate plus (ii) for all Qualifying Unencumbered Properties wholly-owned (directly or beneficially) by Borrower or any Financing Partnership which have been acquired (directly or indirectly) by the Borrower or any Financing Partnership in the Fiscal Quarter most recently ended, the aggregate Net Price of the Qualifying Unencumbered Properties paid by Borrower or its Affiliates for such Qualifying Unencumbered Properties.

          "Unencumbered Net Operating Income" means for any period for all Qualifying Unencumbered Properties owned (directly or beneficially) by the Borrower or any Financing Partnership during the applicable period, Net Operating Income from each such Qualifying Unencumbered Property minus an amount equal to the product of the average number of apartment units in such Qualifying Unencumbered Property during such period and the Capital Reserve for such period.

          "Unimproved Assets" means Real Property Assets upon which no material improvements have been completed which completion is evidenced by a certificate of occupancy or its equivalent.

          "United States" means the United States of America, including the fifty states and the District of Columbia.

          "Unsecured Debt" means Indebtedness of Borrower and any Financing Partnership which is not Secured Debt.

          "Unsecured Interest Expense" means Interest Expense other than Interest Expense payable in respect of Secured Debt.

          "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

          SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lead Agent; provided that for purposes of references to the financial results and information of "EQR, on a consolidated basis," EQR shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Lead Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lead Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

          SECTION 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Article VIII), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which a Bank's share is determined on the basis of its bid in accordance therewith).

                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal amount of $3,000,000, or an integral multiple of $100,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(c)) and, other than with respect to Money Market Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

          SECTION 2.2. Notice of Borrowing. The Borrower shall give Lead Agent notice not later than 10:00 a.m. (New York City time) (x) one Domestic Business Day before each Base Rate Borrowing, or (y) three Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii)  the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.3.  Money Market Borrowings.

          (a) The Money Market Option. From time to time during the Term, and provided that at such time the Borrower maintains an Investment Grade Rating, the Borrower may, as set forth in this Section 2.3, request the Banks during the

Term to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) $150,000,000 in the aggregate outstanding, and
(ii) the aggregate Commitments less all Loans then outstanding. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is both a Domestic Business Day and a Euro-Dollar Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.3 at the time of such Borrowing, until the Domestic Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

          (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Lead Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          1. the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          2. the aggregate amount of such Borrowing, which shall be $3,000,000 or a larger multiple of $100,000,

          3. the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 180 days), subject to the provisions of the definition of Interest Period, and

          4. whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Lead Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Lead Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. 1. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Lead Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Lead Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Lead Agent (or any affiliate of the Lead Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Lead Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and

6, any Money Market Quote so made shall be irrevocable except with the written consent of the Lead Agent given on the instructions of the Borrower.

          2. Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

          (a)  the proposed date of Borrowing,

          (b) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $3,000,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (c) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (d) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (e)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          3.   Any Money Market Quote shall be disregarded if it:

          (a) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(2) above;

          (b) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in subsection (d)(2)(b) above);

          (c) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (d)  arrives after the time set forth in subsection (d)(1).

          (e) Notice to Borrower. The Lead Agent shall promptly (and in any event within one (1) Domestic Business Day after receipt thereof) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Lead Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote or modifies the terms of such previous Money Market Quote to provide terms more favorable to Borrower. The Lead Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Lead Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Lead Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          2. the principal amount of each Money Market Borrowing must be $3,000,000 or a larger multiple of $100,000;

          3. acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          4. the Borrower may not accept any offer that is described in subsection (d)(3) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Lead Agent among such Banks as nearly as possible (in multiples of $100,000, as the Lead Agent may deem appropriate) in proportion to
the aggregate principal amounts of such offers.   The Lead Agent shall promptly
(and in any event within one (1) Domestic Business Day after such offers are accepted) notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Lead Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

          (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its pro rata share of Committed Loans in accordance with Section 2.1 hereof despite the fact that any Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

          SECTION 2.4.  Notice to Banks; Funding of Loans.

          (a)  Upon receipt of a notice from Borrower in accordance with Section
2.2 hereof (each such notice being a "Notice of Borrowing"), the Lead Agent shall, on the date such Notice of Borrowing is received by the Lead Agent, notify Co-Lead Agent and each Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by the Borrower) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.13.

          (b) Not later than 1:00 p.m. (New York City time) on the date of each Borrowing as indicated in the Notice of Borrowing, each Bank shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing in Federal funds immediately available in New York City, to the Lead Agent at its address referred to in Section 9.1.

          (c) Unless the Lead Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Lead Agent such Bank's share of such Borrowing, the Lead Agent may assume that such Bank has made such share available to the Lead Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Lead Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Lead Agent, such Bank and the Borrower severally agree to repay to the Lead Agent forthwith on demand, and in the case of the Borrower one (1) Domestic Business Day after demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Lead Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Lead Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

          SECTION 2.5.  Notes.

          (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate amount of such Bank's Commitment.

          (b) Each Bank may, by notice to the Borrower, the Lead Agent and the Co-Lead Agent, request that its Loans of a particular type (including Money Market Loans) be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Lead Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Lead Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

          (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

          (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) last day of the Interest Period applicable to such Borrowing or (ii) the Maturity Date.

          (f) There shall be no more than ten (10) Euro-Dollar Groups of Loans outstanding at any one time.

          SECTION 2.6. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

          (i) if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower in the Notice of Interest Rate Election provided Borrower shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Lead Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than ten (10) Euro-Dollar

Groups of Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

          (b)  Each Notice of Interest Rate Election shall specify:

          (i) the Group of Loans (or portion thereof) to which such notice applies;

          (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

          (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

          (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

          (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Lead Agent shall notify the Co-Lead Agent and each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower) and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Lead Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (d) If the Borrower shall fail to pay any principal of or interest on any Money Market Loan when due, such Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

          SECTION 2.7.  Interest Rates.

          (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.6 or at the Maturity Date, at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof.

          (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than one month, at intervals of one month after the first day thereof.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the London Interbank Offered Rate applicable during such Interest Period by (ii)
1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Borrowing or Group of Loans or portion thereof to be converted into or continued as Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

          "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (c) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than one month, at intervals of one month after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

          (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate").

          (e) The Lead Agent shall determine each interest rate applicable to the Loans hereunder. The Lead Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

          (f) The Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Lead Agent as contemplated by this Section.

          SECTION 2.8.  Fees.

          (a) Facility Fee. The Borrower shall pay to the Lead Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee on the aggregate Commitments at the respective percentages per annum based upon the range into which the Borrower's Credit Rating then falls, in accordance with the following table. The facility fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

          Non-Investment
          Grade Rating          0.375%
          BBB-/Baa3             0.300%
          BBB/Baa2              0.200%
          BBB+/Baa1             0.150%
          A-/A3 or better       0.150%

Any change in the Borrower's Credit Rating causing it to move into a different range on the table shall effect an immediate change in the applicable percentage per annum. In the event that the Borrower's Credit Rating is such that the Rating Agencies' ratings are split between a higher and a lower range on the table, the applicable percentage per annum shall be based upon the lower of such two (2) Credit Ratings. In the event that only one (1) Rating Agency has set the Borrower's Credit Rating, then the applicable percentage per annum shall be based on such single rating.

          (b) Fees Non-Refundable. All fees set forth in this Section 2.8 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Lead Agent, the Co-Lead Agent and the Banks regardless of whether any Loans are actually made.

          SECTION 2.9.  Maturity Date.

          The term (the "Term") of the Commitments (and each Bank's obligations to make Loans hereunder) shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

          SECTION 2.10.  Mandatory Prepayments.

          (a) If at any time the Borrower or any Consolidated Subsidiary sells, transfers, assigns or conveys any Real Property Asset which shall cause the Borrower in any fiscal year period commencing after the Closing Date, to have sold, transferred or conveyed property or assets which constitute in the aggregate more than 30% of the Gross Asset Value of the Borrower and its Subsidiaries on the date of such transfer, then at the request of Lead Agent, Borrower shall pay to the Lead Agent, for the account of the Banks, within thirty (30) days after the date of such request, an amount equal to the Net Proceeds of such transfer (but in no event more than the outstanding balance of the Loans). Borrower shall make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of a Euro-Dollar Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Each such prepayment shall be applied to prepay ratably the Loans of the Banks. Amounts prepaid pursuant to this Section 2.10 may not be reborrowed. As used in this Section 2.10, the term "Net Proceeds" shall mean all amounts received by Borrower and its Consolidated Subsidiaries in connection with such sale, transfer, assignment or conveyance after payment of all expenses to be made by Borrower and any Consolidated Subsidiaries in connection with such sale, transfer, assignment or conveyance (including, without limitation, payment of then existing Liens or encumbrances on such Real Property Asset, brokerage commissions, title and survey costs or transfer taxes).

          (b) If at any time the Borrower shall purchase or hold any interest in any Minority Holdings which, taken singly or in the aggregate, exceeds ten percent (10%) of the Gross Asset Value of the Borrower and its Subsidiaries then, at the request of Lead Agent, Borrower shall pay to the Lead Agent, for the account of the Banks, within thirty (30) days after the date of such request, an amount equal to the outstanding balance of all Borrowings hereunder (except as to any Fixed Rate Borrowings for which such repayments shall be made at the end of the Interest Period applicable to such Fixed Rate Borrowing), and Borrower shall not be entitled to request any further Borrowings under this Agreement until such time as the interest in any Minority Holdings of Borrower shall not, taken singly or in the aggregate, exceed ten percent (10%) of the Gross Asset Value of the Borrower and its Subsidiaries. Borrower shall make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid.

          SECTION 2.11.  Optional Prepayments.

          (a) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Lead Agent, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1), in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

          (b) The Borrower may, upon at least one (1) Euro-Dollar Business Days' notice to the Lead Agent, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in Article 8 and except with respect to any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan or Money Market Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section
2.13. Any such prepayment shall be upon at least three (3) Euro-Dollar Business Days notice to the Lead Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of Euro-Dollar Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

          (c) The Borrower may at any time and from time to time cancel all or any part of the Commitments by the delivery to the Lead Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being cancelled, upon at least one (1) Domestic Business Day's notice to the Lead Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b). Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

          (d) Any amounts so prepaid pursuant to Section 2.11 (a) or (b) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments pursuant to Section 2.11(c) hereof, such amounts may not be reborrowed.

          SECTION 2.12.  General Provisions as to Payments.

          (a) The Borrower shall make each payment of interest on the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Lead Agent at its address referred to in Section 9.1. The Lead Agent will promptly (and in any event within one (1) Domestic Business Day after receipt thereof) distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Lead Agent for the account of the Banks. If and to the extent that the Lead Agent shall receive any such payment for the account of the Banks on or before 12:00 Noon (New York City time) on any Domestic Business Day, and Lead Agent shall not have distributed to any Bank its applicable share of such payment on such Domestic Business Day, Lead Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Lead Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Lead Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Lead Agent may assume that the Borrower has made such payment in full to the Lead Agent on such date and the Lead Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Lead Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Lead Agent, at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan or Money Market LIBOR Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans or Money Market LIBOR Loans after notice has been given to any Bank in accordance with Section 2.4(a), or if Borrower shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the first (1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Lead Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Lead Agent and Lead Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

          SECTION 2.14. Computation of Interest and Fees. All interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Use of Proceeds. The Borrower shall use the proceeds of the Loans for general corporate purposes, including, without limitation, the acquisition of real property to be used in the Borrower's existing business and for general working capital needs of the Borrower.


                                  ARTICLE III

                                   CONDITIONS


          SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived by the Lead Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

          (a) the Borrower shall have executed and delivered to the Lead Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.4;

          (b) the Borrower, the Lead Agent and Co-Lead Agent and each of the Banks shall have executed and delivered to the Borrower, the Lead Agent and Co-Lead Agent a duly executed original of this Agreement;

          (c) EQR shall have executed and delivered to the Lead Agent and Co-Lead Agent a duly executed original of the EQR Guaranty;

          (d) the Lead Agent shall have received an opinion of Rosenberg & Liebentritt, P.C., counsel for the Borrower, acceptable to the Lead Agent, the Co-Lead Agent, the Banks and their counsel;

          (e) the Lead Agent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, acceptable to the Lead Agent, the Co-Lead Agent, the Banks and their counsel;

          (f) the Lead Agent shall have received all documents the Lead Agent may reasonably request relating to the existence of the Borrower and EQR, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Lead Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Illinois, to be dated not more than thirty (30) days prior to the Closing Date, as well as the declaration of trust of EQR, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of EQR as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to EQR from the Secretary of State (or the equivalent thereof) of

Maryland, to be dated not more than thirty (30) days prior to the Closing Date;

          (g) the Lead Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Lead Agent and Co-Lead Agent in their sole discretion;

          (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower;

          (i) the Lead Agent and Co-Lead Agent shall be satisfied that neither the Borrower, EQR nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect;

          (j) the Lead Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.8 hereof on or before the Closing Date, and the fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP;

          (k) the Lead Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, EQR and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

          (l) the Lead Agent shall have received the audited financial statements of the Borrower and its Consolidated Subsidiaries and of EQR for the fiscal year ending December 31, 1995; and

          (m)  no Default or Event of Default shall have occurred.

          SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan is subject to the satisfaction of the following conditions:

          (a) the Closing Date shall have occurred on or prior to November 15, 1996;

          (b)  receipt by the Lead Agent of a Notice of Borrowing as required by
Section 2.2 or a Notice of Money Market Borrowing as required by Section 2.3;

          (c) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

          (e) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

          (f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

          (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Lead Agent, Co-Lead Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect;

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c), (d), (e), (f), and (g) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no

Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Lead Agent, Co-Lead Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

          SECTION 4.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Illinois and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. EQR is a real estate investment trust, duly formed, validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

          SECTION 4.2. Power and Authority. The Borrower has the partnership power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary partnership action, if any, to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents. The Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. EQR has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

          SECTION 4.3. No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

          SECTION 4.4.  Financial Information.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, dated as of

December 31, 1995, and the related consolidated statements of Borrower's financial position for the fiscal year then ended, reported on by Ernst & Young LLP, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The consolidated balance sheet of EQR, dated as of December 31, 1995, and the related consolidated statements of EQR's financial position for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the EQR 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of EQR and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) Since September 30, 1996, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and (ii) except as previously disclosed to the Banks, neither the Borrower not EQR has incurred any material indebtedness or guaranty on or before the Closing Date.

          SECTION 4.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting,
(i) the Borrower, EQR or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

          SECTION 4.6.  Compliance with ERISA.  (a) Except as set forth on
Schedule 4.6 attached hereto, neither Borrower nor EQR is a member of any Plan or Multiemployer Plan or any other Benefit Arrangement.

          (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Lead Agent, Co-Lead Agent or the Banks to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

          SECTION 4.7. Environmental Matters. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect on the Borrower, EQR and their Consolidated Subsidiaries.

          SECTION 4.8. Taxes. United States Federal income tax returns of the Borrower, EQR and their Consolidated Subsidiaries have been prepared and filed through the fiscal year ended December 31, 1995. The Borrower, EQR and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, EQR or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, EQR and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

          SECTION 4.9. Full Disclosure. All information heretofore furnished by the Borrower to the Lead Agent, Co-

Lead Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Lead Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

          SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower will be Solvent.

          SECTION 4.11. Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

          SECTION 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

          SECTION 4.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, EQR nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          SECTION 4.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower is Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606.

          SECTION 4.15. REIT Status. For the fiscal year ended December 31, 1995, EQR qualified and EQR intends to continue to qualify as a real estate investment trust under the Code.

          SECTION 4.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

          SECTION 4.17. Ownership of Property. Schedule 4.17 attached hereto and made a part hereof sets forth all the real property owned or ground leased by the Borrower and Persons in which the Borrower, directly or indirectly, owns an interest as of the Closing Date. As of the Closing Date, the Borrower and such Persons have good and insurable fee simple title (or leasehold title if so designated on Schedule 4.17) to all of such real property, subject to Permitted
Liens.   As of the date of this Agreement, there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets except as disclosed on Schedule 4.17.

          SECTION 4.18. No Default. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and the Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

          SECTION 4.19. Licenses, etc. The Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

          SECTION 4.20. Compliance With Law. To the Borrower's knowledge, the Borrower and each of the Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

          SECTION 4.21. No Burdensome Restrictions. Except as may have been disclosed by the Borrower in writing to the Banks, Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

          SECTION 4.22. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Lead Agent, the Co-Lead Agent and the Banks, and certain other Persons as previously disclosed in writing to the Lead Agent.

          SECTION 4.23. Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

          SECTION 4.24. Insurance. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of the Real Property Assets, as well as commercial general liability insurance (including "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owner of assets such as the Real Property Assets would maintain.

          SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(d) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications
thereof) of the Borrower and EQR.   The Borrower represents that it has
delivered to the Lead Agent true, correct and complete copies of each of the documents set forth in this Section 4.25.

          SECTION 4.26. Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Exhibit F as a Qualifying Unencumbered Property
(i) is an operating multifamily residential property wholly-owned (directly or beneficially) by Borrower or a Financing Partnership, (ii) is not subject (nor are any equity interests in such Property subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property subject) to any covenant, condition, or other restriction which prohibits or limits the creation or assumption of any Lien upon such Property. All of the information set forth on Exhibit F is true and correct in all material respects.

                                   ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

          The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

          SECTION 5.1.  Information.  The Borrower will deliver to each of the
Banks:

          (a) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 125 days after the end of each fiscal year of the Borrower) a consolidated balance sheet of the

Borrower, EQR and their Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of Borrower's and EQR's operations and consolidated statements of Borrower's and EQR's cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission on Borrower's and EQR's Form 10K and reported on by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within five (5) Domestic Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 80 days after the end of each of the first three quarters of each fiscal year of the Borrower and EQR), (i) a consolidated balance sheet of the Borrower, EQR and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and EQR's operations and consolidated statements of Borrower's and EQR's cash flow for such quarter and for the portion of the Borrower's or EQR's fiscal year ended at the end of such quarter, all reported on in the form provided to the Securities and Exchange Commission on Borrower's and EQR's Form 10Q, and (ii) and such other information reasonably requested by the Lead Agent and Co-Lead Agent or any Bank;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten
(10) Domestic Business Days prior to the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and
5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof and (3) no event has occurred and is continuing which would give rise to a mandatory prepayment pursuant to Section 2.10 hereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (3) above;

          (d) (i) within five (5) Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Domestic Business Days after the Borrower obtains knowledge thereof, notice of
(x) any litigation or governmental proceeding pending or threatened against the Borrower or the Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect,
(y) any other event, act or condition which is likely to result in a Material Adverse Effect, and (z) any event giving rise to a mandatory prepayment pursuant to Section 2.10;

          (e) promptly upon the mailing thereof to the shareholders of EQR generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equiv-alent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which EQR shall have filed with the Securities and Exchange Commission;

          (g) Promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

          (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Bor-rower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) the Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

          (i) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence; and

          (j) from time to time such additional information regarding the financial position or business of the Borrower, EQR and their Subsidiaries as the Lead Agent, at the request of any Bank, may reasonably request in writing.

          SECTION 5.2. Payment of Obligations. The Borrower, EQR and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all its respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

          SECTION 5.3.  Maintenance of Property; Insurance; Leases.

          (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation the Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

          (b) The Borrower shall maintain, or cause to be maintained, insurance comparable to that described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, the Real Property Assets. The Borrower will deliver to the Lead Agent upon the reasonable request of the Lead Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

          SECTION 5.4. Conduct of Business and Maintenance of Existence. The Borrower and EQR will continue to engage in business of the same general type as now conducted by the Borrower and EQR, and each will preserve, renew and keep in full force and effect, its partnership and trust existence and its respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

          SECTION 5.5. Compliance with Laws. The Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to the Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Lead Agent, Co-Lead Agent or Banks to any material liability therefor.

          SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties, including without limitation the Real Property Assets, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Lead Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

          SECTION 5.7. Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, EQR's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

          SECTION 5.8.  Financial Covenants.

          (a) Total Liabilities to Gross Asset Value. Borrower shall not permit the ratio of Total Liabilities to Gross Asset Value of Borrower and its Subsidiaries to exceed 0.50:1 at any time.

          (b) Secured Debt to Gross Asset Value. Borrower shall not permit the ratio of Secured Debt to Gross Asset Value of Borrower and its Subsidiaries to exceed 0.30:1 at any time.

          (c) Unencumbered Pool. Borrower shall not permit the ratio of the Unencumbered Asset Value to outstanding Unsecured Debt to be less than 2.5:1 at any time.

          (d) EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of EBITDA for the then most recently completed Fiscal Quarter to Fixed Charges for the then most recently completed Fiscal Quarter to be less than 1.8:1.

          (e) Unencumbered Net Operating Income to Unsecured Interest Expense. Borrower shall not permit the ratio of Unencumbered Net Operating Income for the then most recently completed Fiscal Quarter to Unsecured Interest Expense for the then most recently completed Fiscal Quarter to be less than 2.25:1.

          (f) Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 90% of the Borrower's FFO for such year. During the continuance of a monetary Event of Default, Borrower shall only pay those dividends necessary to maintain its status as a real estate investment trust.

          (g) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries will at no time be less than $1,000,000,000 plus ninety percent (90%) of all Net Offering Proceeds received by EQR or Borrower after the date hereof.

          (h) Unimproved Assets. The Borrower and its Subsidiaries shall not purchase or continue to hold any Unimproved Assets to the extent that the undepreciated book value of all such Unimproved Assets, taken singly or in the aggregate, exceeds ten percent (10%) of the Gross Asset Value of Borrower and its Subsidiaries.

          (i) Development Activity. The Borrower and its Subsidiaries will not engage in any Development Activity other than Development Activity in which the Borrower and its Subsidiaries do not have a total aggregate investment at any time exceeding an amount equal to five percent (5%) of the Gross Asset Value of Borrower and its Subsidiaries.

          (j) Permitted Holdings. Borrower's primary business will be the ownership, operation and development of multifamily residential property and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire or maintain the following Permitted Holdings if and so long as (i) the aggregate value of Permitted Holdings, together with the Permitted Holdings described in subsections (h) and (i) above, whether held directly or indirectly by Borrower and its Subsidiaries, does not exceed, at any time, twenty five percent (25%) of Gross Asset Value of Borrower and its Subsidiaries as a whole and (ii) the value of each such Permitted Holding, whether held directly or indirectly by Borrower or its Subsidiaries, does not exceed, at any time, the following percentages of Gross Asset Value of Borrower and its Subsidiaries:

                                               Maximum Percentage
Permitted Holdings                             of Gross Asset Value
------------------                             --------------------

Non-Multifamily Residential Property
(other than Cash or Cash Equivalents)                 10%

Securities                                             5%

Multifamily Residential Property
Mortgages                                             10%

Multifamily Residential Property
Partnership Interests                                 10%

For purposes of calculating the foregoing percentages the value of each category shall be calculated in the manner that Gross Asset Value is determined; provided, however, that the Gross Asset Value for Securities shall be equal to the lesser of (a) the acquisition cost thereof or (b) the current market value thereof (such market value to be determined in a manner reasonably acceptable to Lead Agent).

          (k) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

          SECTION 5.9. Restriction on Fundamental Changes. (a) Neither the Borrower nor EQR shall enter into any merger or consolidation, unless (i) the Borrower or EQR is the surviving entity, (ii) the entity which is merged into Borrower or EQR is predominantly in the commercial real estate business, (iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is not lower than Borrower's or EQR's creditworthiness two months immediately preceding such merger, and (iv) in the case of any merger where the then fair market value of the assets of the entity which is merged into the Borrower or EQR is twenty-five percent (25%) or more of the Borrower's or EQR's then Combined Asset Value, the Lead Agent and Co-Lead Agent consent thereto in writing, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Borrower nor EQR shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

          (b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Lead Agent's and Co-Lead Agent's consent, which shall not be unreasonably withheld. EQR shall not amend its declaration of trust, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Lead Agent's and Co-Lead Agent's consent, which shall not be unreasonably withheld.

          (c) The Borrower shall deliver to Lead Agent copies of all amendments to its agreement of limited partnership or to EQR's declaration of trust, by-laws, or other organizational documents no less than ten (10) days after the effective date of any such amendment.

          SECTION 5.10. Changes in Business. (a) Neither the Borrower nor EQR shall enter into any business which is substantially different from that conducted by the Borrower or EQR on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower and its Subsidiaries.

          (b) Except for Permitted Holdings, Borrower shall not engage in any line of business other than ownership, operation and development of multifamily residential property and the provision of services incidental thereto, whether directly or through its Subsidiaries and Investment Affiliates.

          SECTION 5.11. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

          SECTION 5.12. Hedging Requirements. Within five (5) Domestic Business Days after the last day of each calendar quarter, commencing December 31, 1996, the Borrower shall have in effect "Interest Rate Hedges" on Borrower's Indebtedness so that such Indebtedness, together with all Fixed Rate Indebtedness of Borrower, shall constitute at least fifty percent (50%) of the then aggregate Indebtedness of the Borrower. "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements, each of which (i) shall have a minimum term of two (2) years, or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of such floating rate loan is less than two (2) years), (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Cap Rate at the time of purchase or execution, and (iii) shall be with an Approved Bank as the counterparty. It is acknowledged and agreed that the Borrower shall have no obligation to replace any Interest Rate Hedge even if the counterparty thereto shall cease to be an Approved Bank. The Borrower shall submit evidence of its compliance with Interest Rate Hedges to the Lead Agent together with the certificate required to be delivered by the Borrower pursuant to Section 5.1(c).

          SECTION 5.13.  EQR Status.

          (a) Status. EQR shall at all times (i) remain a publicly traded company listed on the New York Stock Exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code.

          (b) Indebtedness. EQR shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

               (1)  the Obligations; and

               (2) Indebtedness which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

          (c) Restriction on Fundamental Changes.

               (1) EQR shall not have an Investment in any Person other than Borrower, common stock of QRS Corporations, and the interests identified on
     Schedule 5.13(c)(1) as being owned by EQR.

               (2) EQR shall not acquire an interest in any Property other than Securities issued by Borrower, common stock of QRS Corporations, and the interests identified on Schedule 5.13(c)(2).

          (d) Environmental Liabilities. Neither EQR nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, EQR shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) EQR shall have given Lead Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject EQR or such Subsidiary to any criminal penalty or subject Lead Agent, Co-Lead Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

          (e) Disposal of Partnership Interests. EQR will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower, except for the reduction of EQR's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preference units by Borrower.

                                  ARTICLE VI

                                   DEFAULTS

          SECTION 6.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable hereunder and the same shall continue for a period of five (5) days after the same becomes due;

          (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), or Sections 5.10 to 5.13, inclusive;

          (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Lead Agent, or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety
(90) days;

          (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Lead Agent to Borrower;

          (e) the Borrower, EQR, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amount exceeds $10,000,000 and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, EQR, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

          (f) the Borrower or EQR shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against the Borrower or EQR seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or EQR under the federal bankruptcy laws as now or hereafter in effect;

          (h) one or more final, non-appealable judgments or decrees in an aggregate amount of Twenty Million Dollars ($20,000,000) or more shall be entered by a court or courts of competent jurisdiction against the Borrower, EQR or its Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or

(ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

          (i) there shall be a change in the majority of the Board of Trustees of EQR during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of EQR to qualify under applicable law as independent trustees or (z) the replacement of any trustee who is an officer or employee of EQR or an affiliate of EQR with any other officer or employee of EQR or an affiliate of EQR;

          (j) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of EQR;

          (k) EQR shall cease at any time to qualify as a real estate investment trust under the Code;

          (l) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing, the liability of the Borrower) is equal to or greater than $10,000,000 and which the Lead Agent reasonably determines will have a Material Adverse Effect;

          (m) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Lead Agent reasonably determines will have a Material Adverse Effect;

          (n) at any time, for any reason the Borrower seeks to repudiate its obligations under any Loan Document; or

          (o) a default beyond any applicable notice or grace period under any of the other Loan Documents.

          SECTION 6.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitment shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Lead Agent may (and upon the demand of the Required Banks and the Co-Lead Agent shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Lead Agent and the Banks at law or equity or under any of the other Loan Documents, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise as provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Co-Lead Agent, the Lead Agent, and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Co-Lead Agent, the Lead Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Co-Lead Agent or the Lead Agent on behalf of the Co-Lead Agent, the Lead Agent and/or the Banks. The Lead Agent shall act at the direction of the Required Banks and the Co-Lead Agent in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks and the Co-Lead Agent are unable to reach agreement, then, from and after an Event of Default, the Lead Agent may pursue such rights and remedies as it may determine.

          SECTION 6.3. Notice of Default. The Lead Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by the Required Banks and the Co-Lead Agent and shall thereupon notify all the Banks thereof. Neither Lead Agent nor Co-Lead Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Lead Agent or Co-Lead Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should Lead Agent or Co-Lead Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should Lead Agent or Co-Lead Agent send Borrower a notice of Default or Event of Default, Lead Agent or Co-Lead Agent, as applicable, shall promptly give notice thereof to each Bank.

          SECTION 6.4. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary, from and after an Event of Default, to the extent proceeds are received by Lead Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans.


                                  ARTICLE VII

                                   THE AGENTS

          SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Lead Agent and Co-Lead Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Lead Agent and Co-Lead Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this Article VII are solely for the benefit of Lead Agent, Co-Lead Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Lead Agent and Co-Lead Agent shall each act solely as an agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

          SECTION 7.2. Agency and Affiliates. Morgan and Bank of America Illinois shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Lead Agent or Co-Lead Agent respectively, and Morgan and Bank of America Illinois and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, EQR or any Subsidiary or affiliate of the Borrower as if they were not the Lead Agent and Co-Lead Agent, respectively, hereunder, and the term "Bank" and "Banks" shall include Morgan and Bank of America Illinois in their individual capacities.

          SECTION 7.3. Action by Lead Agent and Co-Lead Agent. The obligations of the Lead Agent and Co-Lead Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Lead Agent and Co-Lead Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of Lead Agent and Co-Lead Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, Lead Agent and Co-Lead Agent shall administer the Loans in the same manner as each administers its own loans.

          SECTION 7.4. Consultation with Experts. As between Lead Agent and the Banks, the Lead Agent and Co-Lead Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.5. Liability of Lead Agent and Co-Lead Agent. As between Lead Agent and the Banks, none of the Lead Agent, the Co-Lead Agent nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or wilful misconduct. As between Lead Agent and the Banks, none of the Lead Agent, the Co-Lead Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in
Article III, except receipt of items required to be delivered to the Lead Agent or the Co-Lead Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between Lead Agent and the Banks, neither the Lead Agent nor the Co-Lead Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Lead Agent and the Co-Lead Agent and their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or wilful misconduct) that such indemnitee may suffer or incur in connection with its duties as Lead Agent and/or Co-Lead Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Co-Lead Agent or the Lead Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, such Co-Lead Agent or the Lead Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. The Co-Lead Agent or the Lead Agent, as the case may be, shall reimburse such Banks so entitled to reimbursement within two (2) Domestic Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

          SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Lead Agent, the Co-Lead Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Lead Agent, Co-Lead Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.8. Successor Lead Agent or Co-Lead Agent. The Lead Agent or the Co-Lead Agent may resign at any time by giving notice thereof to the Banks, the Borrower and each other and the Lead Agent or the Co-Lead Agent, as applicable, shall resign in the event its Commitment is reduced to zero. Upon any such resignation, the Required Banks shall have the right to appoint a successor Lead Agent or Co-Lead Agent, as applicable, which successor Lead Agent or successor Co-Lead Agent (as applicable) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved Bank of America Illinois as a successor Lead Agent and Morgan as a successor Co-Lead Agent). If no successor Lead Agent or Co-Lead Agent (as applicable) shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Lead Agent or Co-Lead Agent (as applicable) gives notice of resignation, then the retiring Lead Agent or retiring Co-Lead Agent (as applicable) may, on behalf of the Banks, appoint a successor Lead Agent or Co-Lead Agent (as applicable), which shall be the Co-Lead Agent or the Lead Agent, as the case may be, who shall act until the Required Banks shall appoint a Lead Agent or Co-Lead Agent. Upon the acceptance of its appointment as the Lead Agent or Co-Lead Agent hereunder by a successor Lead Agent or successor Co-Lead Agent, as applicable, such successor Lead Agent or successor Co-Lead Agent, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Lead Agent or retiring Co-Lead Agent, as applicable, and the retiring Lead Agent or the retiring Co-Lead Agent, as applicable, shall be discharged from its duties and obligations hereunder. After any retiring Lead Agent's or retiring Co-Lead Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Lead Agent or the Co-Lead Agent, as applicable. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Lead Agent or Co-Lead Agent in its capacity as a Bank, as applicable), Lead Agent or Co-Lead Agent may be removed at any time by giving at least thirty (30) Domestic Business Days prior written notice to Lead Agent, Co-Lead Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Lead Agent or Co-Lead Agent, as applicable, in accordance with the provisions of this Section 7.8.

          SECTION 7.9.  Consents and Approvals.  All
communications from Lead Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Lead Agent by Borrower in respect of the matter or issue to be resolved, and (iv) shall include Lead Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within ten (10) Domestic Business Days after receipt of the request therefor from Lead Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Lead Agent that it objects to the recommendation or determination of Lead Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks or all the Banks, Lead Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent shall follow the course of action or determination of the Required Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action) or all the Banks, as the case may be.


                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES


          SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market LIBOR Loan:

     (a) the Lead Agent is advised by the Reference Bank that the Euro-Dollar Reference Bank has determined in good faith that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Bank in the relevant market for such Interest Period, or

     (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Lead Agent that the Adjusted London Interbank Offered Rate, as determined by the Lead Agent will not adequately and fairly reflect the cost to such Bank of funding its Euro-Dollar Loans for such Interest Period, the Lead Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Lead Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Lead Agent at least two Domestic Business Days before the date of (i) any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market LIBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day. For purposes of this Section 8.1(b), in determining whether the Adjusted London Interbank Offered Rate, as determined by Lead Agent, will not adequately and fairly reflect the cost to any Bank of funding its Euro-Dollar Loans for such Interest Period, such determination will be based solely on the ability of such Bank to obtain matching funds in the London interbank market at a reasonably equivalent rate.

          SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans, the Lead Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Lead Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Lead Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.13 hereof with respect to Loans converted pursuant to this
Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Lead Agent, to either (x) cause a bank, reasonably acceptable to the Lead Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be cancelled pursuant to
Section 2.11(c).

          SECTION 8.3.  Increased Cost and Reduced Return.

          (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable

Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Closing Date affecting such Bank's Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Lead Agent and Co-Lead Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Lead Agent and Co-Lead Agents), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

          (c) Each Bank will promptly notify the Borrower, the Lead Agent and the Co-Lead Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d)  If at any time, any Bank shall be owed amounts pursuant to this
Section 8.3, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Lead Agent to either (x) cause a bank, reasonably acceptable to the Lead Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be cancelled pursuant to
Section 2.11(c).

          SECTION 8.4.  Taxes.

          (a) Any and all payments by the Borrower to or for the account of any Bank, the Co-Lead Agent or the Lead Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Co-Lead Agent and the Lead Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Co-Lead Agent or the Lead Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank, Co-Lead Agent or Lead Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank, the Co-Lead Agent or the Lead Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions,
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Lead Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Bank, the Co-Lead Agent and the Lead Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Co-Lead Agent or the Lead Agent (as the case may be) and, so long as such Bank, Co-Lead Agent or Lead Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Co-Lead Agent or the Lead Agent (as the case may be) makes demand therefor.

          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (A) two duly completed copies of Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8 or W-9, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001 or 4224, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).

          (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

          (g) If at any time, any Bank shall be owed amounts pursuant to this
Section 8.4, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Lead Agent to either (x) cause a bank, reasonably acceptable to the Lead Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be cancelled pursuant to
Section 2.11(c).

          SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Lead Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

          (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead, and

          (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

                                  ARTICLE IX

                                 MISCELLANEOUS


          SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Co-Lead Agent or the Lead Agent, at its address, telex number or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at Equity Residential Properties Trust, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attn: General Counsel, and to Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1515, Chicago, Illinois 60606, Attn: James M. Phipps, Esq., (y) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Lead Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lead Agent and the Co-Lead Agent under Article II or Article VIII shall not be effective until received.

          SECTION 9.2. No Waivers. No failure or delay by the Lead Agent, the Co-Lead Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 9.3.  Expenses; Indemnification.

          (a) The Borrower shall pay within thirty (30) days after written notice from the Lead Agent or Co-Lead Agent, as applicable, (i) all reasonable out-of-pocket costs and expenses of the Lead Agent and the Co-Lead Agent (including reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder, (ii) all reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP in connection with the syndication of the Loans and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Lead Agent, Co-Lead Agent and each Bank, including fees and disbursements of counsel for the Lead Agent, the Co-Lead Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Lead Agent, (B) counsel for Co-Lead Agent and (C) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Lead Agent and Co-Lead Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Lead Agent shall mean a single outside law firm representing Lead Agent, (2) counsel for Co-Lead Agent shall mean a single outside law firm representing Co-Lead Agent (which may or may not be the same law firm representing Lead Agent) and (3) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing either or both of Lead Agent or Co-Lead Agent).

          (b) The Borrower agrees to indemnify the Co-Lead Agent, the Lead Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such

Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, wilful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) any liability of such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Lead Agent, Co-Lead Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

          SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Lead Agent and the Co-Lead Agent, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

          SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Lead Agent, the Co-Lead Agent and the Required Banks (and, if the rights or duties of the Lead Agent or the Co-Lead Agent in their capacity as Lead Agent or Co-Lead Agent, as applicable, are affected thereby, by the Lead Agent or the Co-Lead Agent, as applicable); provided that no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the EQR Guaranty or (vi) modify the provisions of this Section 9.5.

          SECTION 9.6.  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Lead Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

          (b) Any Bank may at any time grant (i) prior to the occurrence of an Event of Default, to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions in minimum amounts of not less than $10,000,000 (or any lesser amount in the case of participations to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, a "Participant"), participating interests in its Commitment or any or all of its Loans, with (and subject to) the consent of the Lead Agent and, provided that no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Lead Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Co-Lead Agent and the Lead Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

          (c) Any Bank may at any time assign to (i) prior to the occurrence of an Event of Default, an existing Bank or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's Investors Service or a comparable rating by a rating agency acceptable to Lead Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000), in minimum amounts of not less than Ten Million Dollars ($10,000,000) and integral multiple of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, to any Person in any amount (in each case, an "Assignee"), all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit "E" hereto executed by such Assignee and such transferor Bank, with (and subject to) the consent of the Lead Agent and, provided that no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans.
Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Lead Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Lead Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Lead Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section
8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 9.7. Collateral. Each of the Banks represents to the Lead Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.8. Governing Law; Submission to Jurisdiction. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

          (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lead Agent or the Co-Lead Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Lead Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lead Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LEAD AGENT, THE Co-Lead Agent AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

          SECTION 9.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

          SECTION 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Lead Agent, the Co-Lead Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrower or EQR except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

          SECTION 9.15. Confidentiality. The Lead Agent, the Co-Lead Agent and each Bank shall use reasonable efforts to assure that information about Borrower, EQR and its Subsidiaries and Investments Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Lead Agent, the Co-Lead Agent or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Lead Agent, the Co-Lead Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Lead Agent, the Co-Lead Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section
9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Lead Agent, the Co-Lead Agent or any Bank or by any applicable law, rule, regulation or judicial process.

     SECTION 9.16.  Bank's Failure to Fund.

          (a) Unless the Lead Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Lead Agent such Bank's share of such Borrowing, the Lead Agent may assume that such Bank has made such share available to the Lead Agent on the date of such Borrowing in accordance with subsection (b) of Section 2.4 hereof, and the Lead Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Lead Agent, such Bank and Borrower severally agree to repay to the Lead Agent forthwith on demand such corresponding amount together with interest thereon, in accordance with the provisions of Section 2.4(c) hereof. If such Bank shall repay to the Lead Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing contained in this Section or
Section 2.4(c) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Lead Agent. The failure of any Bank to make available to the Lead Agent such Bank's share of any Borrowing in accordance with Section 2.4(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

          (b) If a Bank does not advance to Lead Agent such Bank's pro rata share of a Loan in accordance herewith, then neither Lead Agent, Co-Lead Agent nor the other Banks shall be required or obligated to fund such Bank's pro rata share of such Loan.

          (c) As used herein, the following terms shall have the meanings set forth below:

          (i) "Defaulting Bank" shall mean any Bank which (x) does not advance to the Lead Agent such Bank's pro rata share of a Loan in accordance herewith for a period of five (5) Domestic Business Days after notice of such failure from Lead Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents, or (z) shall fail to pay the Lead Agent, Co-Lead Agent or any other Bank, as the case may be, upon demand, such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Lead Agent pursuant to the terms of the Loan Documents, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

          (ii) "Junior Creditor" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Lead Agent such Defaulting Bank's pro rata share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

          (iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

          (iv) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or
(g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

          (v) "Subordinated Debt" means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

          (d) Immediately upon a Bank's becoming a Junior Creditor, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

          (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

          (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

          (iii)  enforce or apply any security for any Subordinated Debt; or

          (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

          (e) In the event of:

          (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

          (ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

          (iii)  any assignment by the Borrower for the benefit of creditors;

          (iv) any sale or other transfer of all or substantially all assets of the Borrower; or

          (v)  any other marshalling of the assets of the Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Lead Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Lead Agent for application in accordance with the preceding sentence.

          (f) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Lead Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Lead Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Lead Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Lead Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Lead Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

          (g)(i) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Lead Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Lead Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

          (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Lead Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Lead Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

          (h)(i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

          (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

          (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any

Subordinated Debt held by it to Lead Agent, promptly after request therefor by the Lead Agent.

          (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Lead Agent.

          (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

          (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Lead Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including any "super priority" or equal or "priming" or replacement Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

          (i)(i) In addition to and not in limitation of the subordination effected by this Section 9.16, the Lead

Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

          (ii) The Lead Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Lead Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Lead Agent and/or to such other funding Banks.

          (j) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Lead Agent as to which the approval or consent of all the Banks or the Required Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

          5. Each of the Lead Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's pro rata share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Lead Agent such Bank's pro rata share of any costs, expenses or disbursements incurred or made by the Lead Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Lead Agent or any one of the Banks, such Bank's pro rata share and the pro rata share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Lead Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated pro rata share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the pro rata share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                         ERP OPERATING LIMITED PARTNERSHIP

                           By: Equity Residential
                                 Properties Trust


                         By: ________________________
                             Name:
                             Title:

                         Facsimile number:
                         Address:  Two North Riverside Plaza
                                   Suite 400
                                   Chicago, Illinois 60606
                                   Attn: Chief Financial
                                         Officer


Commitments
-----------

$125,000,000             MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK


                         By: ______________________________
                             Name:  Timothy O'Donovan
                             Title: Vice President


$125,000,000             BANK OF AMERICA ILLINOIS


                         By: ______________________________
                              Name:
                              Title:

Total Commitments
-----------------

$250,000,000

                         BANK OF AMERICA ILLINOIS,
                           as Co-Lead Agent


                         By: ___________________________
                             Name:
                             Title:


                         Bank of America Illinois
                         Commercial Real Estate
                           Services Group
                         231 South LaSalle Street
                         Chicago, Illinois 60607
                         Attention: Andrew Hensel
                         Telecopy:  (312) 974-4970


                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK, as Lead Agent


                         By: ___________________________
                             Name:  Timothy O'Donovan
                             Title: Vice President
                         c/o J.P. Morgan Services Inc.
                         500 Stanton Christiana Road
                         Newark, DE  19713-2107
                         Attention:  Nancy K. Dunbar
                         Telecopy:  (302) 634-4222


                         Domestic and Euro-Currency
                         Lending Office:
                         c/o J.P. Morgan Services Inc.
                         500 Stanton Christiana Road
                         Newark, DE  19713-2107-
                         Attention: Kevin M. McCann
                         Telecopy:  (302) 634-1852/1872

                                  SCHEDULE 4.6
                                  ------------

                          Borrower and EQR ERISA Plans



The employees of EQR and the Borrower may currently participate in a 401(k)
Plan.

Other benefits include:  Health care plan, dental care, life insurance and accidental death and dismemberment plan, travel/accident insurance, short-term disability, long-term disability, sick time, vacation time, personal days, holidays and direct paycheck deposit.

                              SCHEDULE 5.13(c)(1)
                              -------------------



                                      None

                              SCHEDULE 5.13(c)(2)
                              -------------------



                                      None

                                                                       EXHIBIT A



                                      NOTE


                                                              New York, New York

                                                              _________ __, 1996


          For value received, ERP OPERATING LIMITED PARTNERSHIP, an Illinois partnership (the "Borrower"), promises to pay to the order of ____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement). The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in, and is delivered pursuant to and subject to all of the terms of, the Revolving Credit Agreement dated as of November 15, 1996 among the Borrower, the banks listed on the signature pages thereof, Bank of America Illinois, as Co-Lead Agent and Morgan Guaranty Trust Company of New

York, as Lead Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                               ERP OPERATING LIMITED PARTNERSHIP

                                               By: Equity Residential Properties
                                                    Trust


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                        LOANS AND PAYMENTS OF PRINCIPAL


------------------------------------------------------------------------
                                      Amount of
            Amount of     Type of     Principal     Maturity     Notation
Date           Loan         Loan        Repaid         Date       Made By

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                                                                       EXHIBIT B


                       Form of Money Market Quote Request
                       ----------------------------------



                                                            [Date]



To:       Morgan Guaranty Trust Company of New York (the "Lead Agent")

From:     ERP Operating Limited Partnership

Re: Revolving Credit Agreement (the "Credit Agreement") dated as of November 15, 1996 among ERP Operating Limited Partnership, the Banks parties thereto, the Lead Agent and Bank of America Illinois, as Co-Lead Agent

          We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                   ----------------------

Principal Amount*             Interest Period**
----------------              ---------------

$

          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]



---------------------
* Amount must be $(MINIMUM BORROWING) or a larger multiple of $(MINIMUM BORROWING INCREMENT).

**   Not less than 14 days (LIBOR Auction) or not less than 14 days (Absolute
Rate Auction), subject to the provisions of the definition of Interest Period.

          Terms used herein have the meanings assigned to them in the Credit Agreement.


                                            (NAME OF BORROWER)



                                            By
                                               --------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C


                   Form of Invitation for Money Market Quotes
                   ------------------------------------------



To:  [Name of Bank]

Re: Invitation for Money Market Quotes to ERP Operating Limited Partnership (the "Borrower")


          Pursuant to Section 2.3 of the Revolving Credit Agreement dated as of November 15, 1996 among ERP Operating Limited Partnership, the Banks parties thereto, the undersigned, as Lead Agent, and Bank of America Illinois, as Co-Lead Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                    ------------------

Principal Amount                    Interest Period
----------------                    ---------------


$


          Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By
                                ----------------------
                                 Authorized Officer

                                                                       EXHIBIT D


                           Form of Money Market Quote
                           --------------------------


To:  Morgan Guaranty Trust Company of New York, as Agent

Re:  Money Market Quote to ERP Operating Limited Partnership (the "Borrower")

          In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:

     _____________________________
3.   Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal Interest  Money Market
Amount**  Period*** [Margin****] [Absolute Rate*****]
--------  --------- ---------------------------------

$

$

     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Revolving Credit Agreement dated as of November 15, 1996 among ERP Operating Limited Partnership, the Banks parties thereto, Bank of America Illinois, as Co-Lead Agent, and yourselves, as Lead Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                              Very truly yours,

                              [NAME OF BANK]


Dated:                        By:
      ----------------           -------------------------
                                 Authorized Officer



----------
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $3,000,000 or a larger multiple of $100,000.
*** Not less than 14 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                       EXHIBIT E


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

          TRANSFER SUPPLEMENT (this "Transfer Supplement") dated as of _________, 199_ between ______________________ (the "Assignor") and
_________________ having an address at ______________ (the "Purchasing Bank").


                             W I T N E S S E T H:
                             --------------------


          WHEREAS, the Assignor has made loans to ERP Operating Limited Partnership, an Illinois limited partnership (the "Borrower"), pursuant to the Revolving Credit Agreement, dated as of November 15, 1996 (as the same may be amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"), among the Borrower, the banks party thereto, Morgan Guaranty Trust Company of New York, as Lead Agent, and Bank of America Illinois, as Co-Lead Agent. All capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement;

          WHEREAS, the Purchasing Bank desires to purchase and assume from the Assignor, and the Assignor desires to sell and assign to the Purchasing Bank, certain rights, title, interest and obligations under the Credit Agreement;

          NOW, THEREFORE, IT IS AGREED:

     1. In consideration of the amount set forth in the receipt (the "Receipt") given by Assignor to Purchasing Bank of even date herewith, and transferred by wire to Assignor, the Assignor hereby assigns and sells, without recourse, representation or warranty except as specifically set forth herein, to the Purchasing Bank, and the Purchasing Bank hereby purchases and assumes from the Assignor, a __% interest (the "Purchased Interest") of the Loans constituting a portion of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest of the Assignor in any Loans owing to the Assignor, any Note held by the Assignor, any Loan Commitment of the Assignor and any other interest of the Assignor under any of the Loan Documents.

     2. The Assignor (i) represents and warrants that as of the date hereof the aggregate outstanding principal amount of its share of the Loans owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim; (iii) represents and warrants that it has not received any notice of Default or Event of Default from the Borrower; (iv) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (or the truthfulness or accuracy thereof) made in or in connection with the Credit Agreement, or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or the other Loan Documents or any other instrument or document furnished pursuant thereto; and (v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto. Except as specifically set forth in this Paragraph 2, this assignment shall be without recourse to Assignor.

     3. The Purchasing Bank (i) confirms that it has received a copy of the Credit Agreement, and the other Loan Documents, together with such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement and to become a party to the Credit Agreement, and has not relied on any statements made by Assignor or Skadden, Arps, Slate, Meagher & Flom LLP;
(ii) agrees that it will, independently and without reliance upon any of the Lead Agent, the Co-Lead Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and will make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and the other Loan Documents; (iii) appoints and authorizes the Lead Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; (iv) agrees that it will be bound by and perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its address for notices and lending office, the office set forth beneath its name on the signature page hereof; (vi) it has full power and authority to execute and deliver, and perform under, this Transfer Supplement, and all necessary corporate and/or partnership action has been taken to authorize, and all approvals and consents have been obtained for, the execution, delivery and performance thereof; (vii) this Transfer Supplement constitutes its legal, valid and binding obligation enforceable in accordance with its terms; and (viii) the interest being assigned hereunder is being acquired by it for its own account, for investment purposes only and not with a view to the public distribution thereof and without any present intention of its resale in either case that would be in violation of applicable securities laws.

     4. This Transfer Supplement shall be effective on the date (the "Effective Date") on which all of the following have occurred (i) it shall have been executed and delivered by the parties hereto, (ii) copies hereof shall have been delivered to the Lead Agent and the Borrower, and (iii) the Purchasing Bank shall have paid to the Assignor the agreed purchase price as set forth in the Receipt.

     5. On and after the Effective Date, (i) the Purchasing Bank shall be a party to the Credit Agreement and, to the extent provided in this Transfer Supplement, have the rights and obligations of a Bank thereunder and be entitled to the benefits and rights of the Banks thereunder and (ii) the Assignor shall, to the extent provided in this Transfer Supplement as to the Purchased Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. From and after the Effective Date, the Assignor shall cause the Lead Agent to make all payments under the Credit Agreement, and the Notes in respect of the Purchased Interest assigned hereby (including, without limitation, all payments of principal, fees and interest with respect thereto and any amounts accrued but not paid prior to such date) to the Purchasing Bank.

     7. This Transfer Supplement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

     8. Assignor hereby represents and warrants to Purchasing Bank that it has made all payments demanded to date by Morgan Guaranty Trust Company of New York ("Morgan") as Lead Agent in connection with the Assignor's pro rata share of the obligation to reimburse the Agent for its expenses. In the event Morgan, as Lead Agent, shall demand reimbursement for fees and expenses from Purchasing Bank for any period prior to the Effective Date, Assignor hereby agrees to promptly pay Morgan, as Lead Agent, such sums directly, subject, however, to Paragraph 12 hereof.

     9. Assignor will, at the cost of Assignor, and without expense to Purchasing Bank, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, assignments, notices of assignments, transfers and assurances as Purchasing Bank shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Purchasing Bank the property and rights hereby given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed, assigned and/or intended now or hereafter so to be, on which Assignor may be or may hereafter become bound to convey or assign to Purchasing Bank, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement.

     10. The parties agree that no broker or finder was instrumental in bringing about this transaction. Each party shall indemnify, defend the other and hold the other free and harmless from and against any damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by such party arising from claims by any broker or finder that such broker or finder has dealt with said party in connection with this transaction.

     11. Subject to the provisions of Paragraph 12 hereof, if, with respect to the Purchased Interest only, Assignor shall on or after the Effective Date receive (a) any cash, note, securities, property, obligations or other consideration in respect of or relating to the Loan or the Loan Documents or issued in substitution or replacement of the Loan or the Loan Documents, (b) any cash or non-cash consideration in any form whatsoever distributed, paid or issued in any bankruptcy proceeding in connection with the Loan or the Loan Documents or (c) any other distribution (whether by means of repayment, redemption, realization of security or otherwise), Assignor shall accept the same as Purchasing Bank's agent and hold the same in trust on behalf of and for the benefit of Purchasing Bank, and shall deliver the same forthwith to Purchasing Bank in the same form received, with the endorsement (without recourse) of Assignor when necessary or appropriate. If the Assignor shall fail to deliver any funds received by it within the same Business Day of receipt, unless such funds are received by Assignor after 4:00 p.m., Eastern Standard Time, then the following business day after receipt, said funds shall accrue interest at the federal funds interest rate and in addition to promptly remitting said amount, Assignor shall remit such interest from the date received to the date such amount is remitted to the Purchasing Bank.

     12. Assignor and Purchasing Bank each hereby agree to indemnify and hold harmless the other, each of its directors and each of its officers in connection with any claim or cause of action based on any matter or claim based on the acts of either while acting as a Bank under the Credit Agreement. Promptly after receipt by the indemnified party under this Section of notice of the commencement of any action, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. If any such action is brought against any indemnified party and that party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In no event shall the indemnified party settle or consent to a settlement of such cause of action or claim without the consent of the indemnifying party.

     13. THIS TRANSFER SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Wire Transfer Instructions:            --------------------------


                                       By:
                                           ----------------------
                                           Name:
                                           Title:


                                       --------------------------


                                       By:
                                           ----------------------
                                           Name:
                                           Title:


Receipt Acknowledged this
__day of _____, 199_:

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Lead Agent


By:
    ------------------------
    Name:
    Title: